UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K, filed July 11, 2011 (the “Original Filing”), in which Cedar Fair, L.P. reported voting results for its annual meeting of unitholders held on July 7, 2011. Cedar Fair is filing this Amendment to include disclosure of its decision regarding how frequently the unitholder advisory votes on the compensation of Cedar Fair’s named executive officers will occur. Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At Cedar Fair’s annual meeting on July 7, 2011, the unitholders approved on an advisory, non-binding basis the holding of an advisory vote to approve named executive officers’ compensation on an annual basis, consistent with Cedar Fair’s recommendation. After considering these results, Cedar Fair has determined that it will include a unitholder advisory vote on the compensation of its named executives in its proxy materials annually until the next advisory vote on the frequency of unitholder votes on executive compensation, which will occur no later than Cedar Fair’s annual meeting in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: August 8, 2011